Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, Xinrong Zhuo and Roy Yu, in their capacities as Chief Executive Officer and Chief Financial Officer, respectively, of Pingtan Marine Enterprise Ltd. (the “Registrant”) do each hereby certify with respect to the Quarterly Report on Form 10-Q of the Registrant for the period ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: May 15, 2017	/s/ Xinrong Zhuo
Xinrong Zhuo
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: May 15, 2017	/s/ Roy Yu
Roy Yu
Chief Financial Officer (Principal Financial and Accounting Officer)